UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2021

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.          Costs Associated with Exit or Disposal Activities.

On January 25, 2021, the Board of Directors of Elanco Animal Health Incorporated (the “Company”) authorized a restructuring plan to improve operational efficiency. The proposed actions are focused on streamlining processes and delivering increased efficiency in functional areas while improving the productivity of the Company’s investments in innovation. The initiatives include the consolidation of R&D activities to align capabilities to the newly combined innovation portfolio to support the Company’s Innovation, Portfolio and Productivity (IPP) strategy.

The proposed restructuring is expected to lead to total restructuring charges of approximately $58-77 million, with approximately $55-70 million in severance and other cash charges and the balance in asset impairments and other non-cash charges. The Company expects to recognize between $58 million to $70 million of the total restructuring costs in the first quarter of 2021 with the remaining amount recognized over the balance of 2021.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements include, without limitation, statements concerning the anticipated charges and timing thereof relating to the restructuring plan.  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions, and other factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the subsequent Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 7.01.          Regulation FD Disclosure.

On January 26, 2021, the Company issued a press release announcing the restructuring program described under Item 2.05 above and updating its 2021 guidance.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated January 26, 2021.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: January 26, 2021	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary